UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2011

Tanke Biosciences Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53529	26-3853855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, People’s Republic of China	510627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86-20-38859025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 13, 2011, the management of Tanke Biosciences Corporation (the “Company”), after consultation with Parker Randall CF (H.K.) CPA Limited (“Parker Randall”), the Company’s independent registered public accounting firm, concluded that the financial statements for the fiscal years ended December 31, 2009 and 2010, as presented in our Form 8-K/A filed on May 13, 2011, as amended on August 15, 2011 (the “2009 and 2010 Annual Audit”), the three-month period ended March 31, 2011 as presented in our Quarterly Report on Form 10-Q, filed originally on May 20, 2011, as amended on August 15, 2011 (the “First Quarter 10-Q”) and the six-month period ended June 30, 2011 as presented in our Quarterly Report on Form 10-Q, filed originally on August 22, 2011 (the "Second Quarter 10-Q", together with 2009 and 2010 Annual Audit and the First Quarter 10-Q, referred to as the “Previously Filed Financial Statements”), should not be relied upon due to the accounting issues set forth below.

On October 13, 2011, the Company determined that the Previously Filed Financial Statements should no longer be relied upon due to (i) our previous incorrect determination that China Flying Development Limited, a Hong Kong corporation (“China Flying”), through its wholly-owned subsidiary Guangzhou Kanghui Agricultural Technology Co., Ltd. ("Kanghui Agricultural"), a wholly foreign enterprise under the laws of the People’s Republic of China, should be deemed to be the acquirer for accounting purposes, (ii) our incorrect determination that the financial statements for the fiscal years ended December 31, 2009 and 2010 needed to be restated to reflect China Flying as the accounting acquirer and (iii) our incorrect filing of the financial statements of China Flying for the periods ended December 31, 2009 and 2010 on Form 8-K/A, March 31, 2011 on Form 10-Q/A and June 30, 2011 on Form 10-Q.  Following discussions with Parker Randall, it has been determined that Guangzhou Tanke should be considered the predecessor of the Company for accounting purposes.  Our basis for changing the presentation is recognition that while there was a change in control when Kanghui Agricultural entered into a series of variable interest entity contractual agreements (the "VIE Agreements") with Guangzhou Tanke, there was also a call option agreement (the "Call Option Agreement") between the Guangzhou Tanke shareholders, Golden Genesis Limited, a British Virgin Islands company ("Golden Genesis"), and Ms. Wong Kwai Ho, the sole shareholder of Golden Genesis. The Call Option Agreement granted the Guangzhou Tanke shareholders the ability to acquire control over the Company, which has control of China Flying and Kanghui Agricultural, following the exercise of certain stock options. Therefore, by viewing the VIE Agreements and the Call Option Agreement as a single arrangement, Guangzhou Tanke obtained control and is the accounting acquirer in accordance with FASB ASC 805-10. As such the financial statements for the fiscal years ended December 31, 2009 and 2010 set forth in the Form 8-K, our First Quarter 10-Q and Second Quarter 10-Q are required to be amended to provide for (i) Guangzhou Tanke as the predecessor entity of the Company for accounting purposes, (ii) to include the restated financial statements for the three-month period ended March 31, 2011 and the six-month period ended June 30, 2011 and (iii) to revise the Management's Discussion and Analysis of Financial Condition and Results of Operations.

Management is assessing what changes may be necessary in the evaluation of the Company’s internal control over financial reporting and its disclosure controls and procedures and will not reach a final conclusion with respect to these matters until completion of the restatement process.

Accordingly, the Company has decided to restate the Previously Filed Financial Statements by disclosing the effect of these accounting issues in an amendment to the Form 8-K/A for the audited financials of fiscal year end 2009 and 2010, the Form 10-Q for the three months period ended March 31, 2011 and the Form 10-Q for the six month period ended June 30, 2011.

Our Board of Directors and executive officers have discussed the above matters with Parker Randall and the Company has provided a copy of this disclosure to Parker Randall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKE BIOSCIENCES CORPORATION.

Date: October 20, 2011	By:	/s/ Guixiong Qiu
Name: Guixiong Qiu
Title: Chief Executive Officer